UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Agreement dated December 16, 2011, effective January 1, 2012, between Registrant and Joseph S. Giordano III, Registrant’s Chief Financial Officer and Treasurer, provides for payment in the event of (i) termination without cause (as defined); (ii) material reduction of salary due to involuntary diminution of title or responsibilities without cause; or (iii) relocation of place of employment in excess of 25 miles, in an amount equal to the greater of the annual salary paid to the Executive as of January 1, 2012 or the effective date of the termination of employment, as well as all benefits and perquisites provided to the Executive as of the first day of the year in which the Termination Date occurs, excluding stock options.  Payment of salary and provision for benefits shall be for a period of twelve (12) months commencing with the first day of the month following the month in which the Termination Date occurs.  This Agreement continues a substantially similar agreement which expires December 31, 2011.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10(iii)(A).                      Severance Agreement between Registrant and Joseph S. Giordano III, dated December 16, 2011.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED (Registrant)

By:	/s/ Fredric M. Zinn
Fredric M. Zinn President & Chief Executive Officer

Dated: December 19, 2011

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